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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement and in Post-Effective Amendment No. 2 on Form S-4 of Reunion Industries, Inc. of our report dated March 26, 1999 relating to the financial statements of Chatwins Group, Inc., and our report dated March 31, 1999, except as to Note 16 which is as of May 14, 1999, relating to the financial statements of Stanwich Acquisition Corp. (D/B/A Kingway Material Handling Company), which appear in such Registration Statement and Post-Effective Amendment No. 2. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement and Post-Effective Amendment No. 2. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


Pittsburgh, PA
August 2, 1999